Exhibit 13.1
Annual Certification Pursuant to Section 906 of the Sarbanes – Oxley Act of 2002
Pursuant to subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of Credit Suisse Group AG and Credit Suisse AG, incorporated in Switzerland (the “Companies”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2009 of the Companies fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies for such period presented.

Dated: March 26, 2010

/s/ Brady W. Dougan
Name: Brady W. Dougan
Title: Chief Executive Officer of Credit Suisse Group AG and Credit Suisse AG

Dated: March 26, 2010

/s/ Renato Fassbind
Name: Renato Fassbind
Title: Chief Financial Officer of Credit Suisse Group AG and Credit Suisse AG